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                                                                    EXHIBIT 10.2

                      THIRD AMENDMENT TO SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made as of this 9th day of December, 2002, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Company"), Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. (collectively, the "Lenders").

                                    RECITALS

         WHEREAS, the Company and the Lenders are parties to that certain Loan Agreement dated August 7, 2000, as amended by a First Amendment to Loan Agreement dated as of November 10, 2000, a Second Amendment to Loan Agreement dated as of November 30, 2000, a Third Amendment to Loan Agreement dated as of February 27, 2002, and a Fourth Amendment to Loan Agreement dated as of September 30, 2002 (as amended, the "Loan Agreement") and in connection therewith the parties also executed that certain Security Agreement dated August 7, 2000, as amended by a First Amendment to Security Agreement dated as of November 10, 2000 and a Second Amendment to Security Agreement dated as of November 30, 2000 (the "Security Agreement");

         WHEREAS, the Company and the Lenders are contemporaneously herewith amending the Loan Agreement and now desire to amend the Security Agreement according to the terms of this Amendment;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The first recital of the Security Agreement is hereby amended by deleting the first recital in its entirety and substituting therefor a new first recital to read as follows:

                           WHEREAS, under the terms and conditions of a Loan
                  Agreement dated as of August 7, 2000 and as amended on November 10, 2000, November 30, 2000, February 27, 2002, September 30, 2002 and December 9, 2002, as may from time to time be amended (hereinafter referred to as the "Loan Agreement"), among the Borrower and the Lenders, The Borrower is indebted to the Lenders in the aggregate principal amount of $4,418,373 (hereinafter referred to as the "Loan"), which Loan is to be evidenced by certain Notes issued pursuant to the Loan Agreement (hereinafter referred to, collectively, as the "Notes"), with payment of the Notes and any other obligations of the Borrower to the Lender to be secured as provided for in the Loan Agreement;

         2. Except as specifically amended hereby, the Security Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
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         3.       This Amendment shall be deemed a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         4. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SYSTEMONE TECHNOLOGIES INC.

By: /s/ Paul I. Mansur
    ------------------
    Name:  Paul I. Mansur
    Title: Chief Executive Officer

LENDERS

HANSEATIC AMERICAS LDC

By:  Hanseatic Corporation

By: /s/ Paul A. Biddelman
    ---------------------
    Name:  Paul A. Biddelman
    Title: President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By:      Fund II Mgt. Co., LLC
         General Partner

By: /s/ Bruce McMaken
    -----------------
    Name:  Bruce McMaken
    Title: Manager

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